EXHIBIT 5.1

                         DAVID M. LOEV, ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                               HOUSTON, TX  77019
                            TELEPHONE (713) 524-4110
                             FACSIMILE (713) 524-4122

June  30,  2005

American  Leisure  Holdings,  Inc.,
Park  80  Plaza  East
Saddle  Brook,  New  Jersey  07663

     RE:  REGISTRATION  STATEMENT  ON  FORM  SB-2

Gentlemen:

     You have requested that we furnish you our legal opinion with respect to the validity of the following described securities of American Leisure Holdings, Inc., a Nevada corporation (the "Company"), which are covered by a registration statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1. Up to 2,168,000 shares of common stock directly owned by selling stockholders;
     2. Up to 1,440,750 shares of common stock underlying convertible promissory notes;
     3. Up to 1,411,532 shares of common stock underlying warrants with an exercise price of $1.02 per share;
     4. Up to 562,940 shares of common stock underlying convertible Series C preferred stock; and
     5. Up to 400,000 shares of common stock underlying warrants with an exercise price of $5.00 per share.

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's articles of incorporation, as amended and restated, the Bylaws, as amended and restated, and the minutes of the meetings of the Company's board of directors and shareholders, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the foregoing, it is our opinion that the shares of common stock directly owned by the selling stockholders are validly issued, fully paid and non-assessable and that after the shares of common stock underlying the convertible notes, the warrants and the convertible Series C preferred stock have been issued and delivered as described in the Registration Statement, such shares will be validly issued, fully paid and non-assessable.

     This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of Nevada General Corporation Law and reported judicial decisions interpreting those laws.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement.


                               Sincerely,

                              /s/  David  M.  Loev,  Attorney  at  Law

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